Exhibit 10.46

RECAPITALIZATION AGREEMENT

dated as of                  , 2014

by and among

VIRGIN AMERICA INC.,

VIRGIN MANAGEMENT LIMITED,

VA HOLDINGS (GUERNSEY) LP,

VX HOLDINGS, L.P.,

VIRGIN HOLDINGS LIMITED,

CYRUS SELECT OPPORTUNITIES MASTER

FUND, LTD.,

CYR FUND, L.P.,

CRESCENT 1, L.P.,

CYRUS OPPORTUNITIES MASTER FUND II, LTD.,

CYRUS AVIATION INVESTOR, LLC,

CYRUS AVIATION PARTNERS III, L.P.,

CYRUS AVIATION PARTNERS IIIA, L.P.,

CYRUS AVIATION PARTNERS IV, L.P.,

CM FINANCE INC,

CCP INVESTMENTS I, L.P., and

CRS FUND, LTD.

CYRUS AVIATION HOLDINGS, LLC, and

VAI MBO INVESTORS LLC

i

12.	Miscellaneous		21
	12.1	Waivers and Amendments	21
	12.2	Notices	21
	12.3	Governing Law	21
	12.4	Waiver of Jury Trial, Punitive Damages, Etc.	21
	12.5	Entire Agreement	22
	12.6	Assignment; Successors and Assigns	22
	12.7	Counterparts	22
	12.8	Severability	22
	12.9	Specific Performance	22
	12.10	Further Assurances	23
	12.11	Restrictive Legends	23
	12.12	Withholding	23
	12.13	Effectiveness	23
	12.14	Interpretation	24

Schedules and Exhibits

Schedule A	ONPA Notes
Schedule B	ANPA Notes
Schedule C	TNPA Notes
Schedule D	Fourth NPA Notes
Schedule E	Fifth NPA Notes
Schedule F	Related-Party Pre-IPO Warrants

Exhibit A	Form of Virgin Group Post-IPO NPA
Exhibit B	Form of Reimbursement Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Amended and Restated Virgin License

ii

RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT (this “Agreement”) is dated as of                  , 2014, and is being entered into by and among Virgin America Inc., a Delaware corporation (the “Company”); Virgin Management Limited, a limited liability company organized under the laws of England and Wales (“VML”); VX Holdings, L.P., a Delaware limited partnership (“VXH”); VA Holdings (Guernsey) LP, a Guernsey limited partnership (“VAHG”); Virgin Holdings Limited, a limited liability company organized under the laws of England and Wales (“VHL” and together with VXH, VML and VXH, the “Virgin Group”); Cyrus Select Opportunities Master Fund, Ltd., a limited company based in the Cayman Islands (“CSOM”); CYR Fund, L.P., a Delaware limited partnership (“CYR”); Crescent 1, L.P., a Delaware limited partnership (“Crescent”); Cyrus Opportunities Master Fund II, Ltd., a limited company based in the Cayman Islands (“COM”); Cyrus Aviation Investor, LLC (“Investor LLC”); Cyrus Aviation Partners III, L.P., a Delaware limited partnership. (“CAP III”); Cyrus Aviation Partners IIIA, L.P., a Delaware limited partnership (“CAP IIIA”); Cyrus Aviation Partners IV, L.P., a Delaware limited partnership (“CAP IV”); CCP Investments I, L.P., a Delaware limited partnership (“CCP”); CM Finance Inc, a Maryland corporation (“CMF”); CRS Fund, Ltd., a limited company based in the Cayman Islands (“CRS,” and collectively with CSOM, CYR, Crescent, COM, Investor LLC, CAP III, CAP IIIA, CAP IV, CCP and CMF, the “Cyrus Parties”); Cyrus Aviation Holdings, LLC (“Cyrus Holdings”); and VAI MBO Investors, LLC, a Delaware limited liability company (“MBO”).

RECITALS

WHEREAS, the Company, VML and VAHG are parties to that certain Note Purchase Agreement, dated as of April 15, 2008, as amended by Amendment No. 1 to the Note Purchase Agreement, dated as of July 6, 2008, as amended and restated as of November 3, 2008, as further amended by Amendment No. 1 to the Original Note Purchase Agreement, dated as of January 12, 2010, as further amended and restated as of December 9, 2011, and as further amended by that certain Amendment No. 1 to Second Amended and Restated Note Purchase Agreement, dated May 10, 2013 (the “Original NPA”) pursuant to which the Company issued certain notes, which notes are currently held by the Equityholders reflected on Schedule A hereto (the “ONPA Notes”).

WHEREAS, the Company, VML, VAHG, COM, CYR, Crescent and CSOM are party to that certain Additional Note Purchase Agreement, dated November 3, 2008, as amended and restated as of January 12, 2010, and as amended to date, as further amended and restated as of December 9, 2011, and as further amended by that certain Amendment No. 1 to Second Amended and Restated Additional Note Purchase Agreement, dated May 10, 2013 (the “Additional NPA”) pursuant to which the Company issued certain notes, which notes are currently held by the Equityholders reflected on Schedule B hereto (the “ANPA Notes”).

WHEREAS, the Company, VML, VAHG, COM, CYR, Crescent and CSOM are party to that certain Third Note Purchase Agreement, dated January 12, 2010, as amended and restated as of December 9, 2011, and as further amended by that certain Amendment No. 1 to the Amended and Restated Third Note Purchase Agreement, dated May 10, 2013 (the “Third NPA”) pursuant to which the Company issued certain notes, which notes are currently held by the Equityholders reflected on Schedule C hereto (the “TNPA Notes”).

WHEREAS, the Company, VML, COM, CYR, Crescent, CSOM and CAP III are party to that certain Fourth Note Purchase Agreement, dated December 9, 2011, as amended by that certain Amendment No. 1 to the Fourth Note Purchase Agreement, dated May 10, 2013 (the “Fourth NPA”) pursuant to which the Company issued certain notes, which notes are currently held by the Equityholders reflected on Schedule D hereto (the “Fourth NPA Notes”).

WHEREAS, on May 10, 2013, VML transferred all of the Fourth NPA Notes owned by it to CAP IIIA, CMF, COM and CCP.

WHEREAS, the Company, VML, COM, CAP IV and CMF are party to that certain Fifth Note Purchase Agreement, dated May 10, 2013 (the “Fifth NPA,” and collectively with the ONPA, the ANPA, the TNPA and the Fourth NPA, the “Note Purchase Agreements”) pursuant to which the Company issued certain notes, which notes are currently held by the Equityholders reflected on Schedule E hereto (the “Fifth NPA Notes”).

WHEREAS, the obligations of the Company under each of the Note Purchase Agreements are secured by substantially all of the assets of the Company pursuant to the terms of certain security agreements (collectively, the “Security Agreements”).

WHEREAS, the Company, VML, VAHG, COM, CYR, Crescent, CSOM, CAP III, CRS, CAP IV and CMF are party to that certain Intercreditor Agreement, dated December 9, 2011, as amended and restated as of May 10, 2013 (the “Intercreditor Agreement”), which details the relative rights of the various parties under the Note Purchase Agreements and the Security Agreements with respect to the ONPA Notes, the ANPA Notes, the TNPA Notes, the Fourth NPA Notes and the Fifth NPA Notes (collectively, the “Notes”).

WHEREAS, in connection with the Note Purchase Agreements and certain other transactions, the Company issued certain warrants to purchase shares of Capital Stock (as defined below) of the Company, which are currently held (i) by the Virgin Group in the amounts and at the exercise prices set forth on Schedule F hereto (the “Virgin Group Pre-IPO Warrants”); (ii) by the Cyrus Parties in the amounts and at the exercise prices set forth on Schedule F hereto (the “Cyrus Party Pre-IPO Warrants”); and (iii) by MBO in the amounts and at the exercise prices set forth on Schedule F hereto (the “MBO Pre-IPO Warrants,” and collectively with the Virgin Group Pre-IPO Warrants and the Cyrus Party Pre-IPO Warrants, the “Related-Party Pre-IPO Warrants”).

WHEREAS, the Company previously has issued to certain individuals not party to this Agreement certain other warrants to purchase shares of Capital Stock of the Company (the “Third-Party Pre-IPO Warrants”), which shall expire if unexercised upon the consummation of the Initial Public Offering (as defined below).

WHEREAS, immediately prior to the VAI Distributions (as defined below) and before giving effect to the Reverse Split (as defined below), (i) VAI Partners LLC, a Delaware limited liability company (“VAI”), held an aggregate of 1,874,474 shares of Class A Common Stock, 220,000 shares of Class A-1 Common Stock and 8,377,895 shares of Preferred Stock (collectively, the “VAI Securities”) and (ii) VAI Management, LLC (“VAI Manager”) held certain Related-Party Pre-IPO Warrants.

WHEREAS, prior to the Recapitalization (as defined below), (i) VAI distributed all of the VAI Securities to Investor LLC, VX Employee Holdings, LLC, MBO and VAI Manager, and (ii) VAI Manager distributed all of the Related-Party Pre-IPO Warrants held by it and all of the VAI Securities that it received from VAI to Investor LLC and MBO (the “VAI Distributions”).

WHEREAS, following VAI Distributions and prior to the consummation of the Recapitalization (as defined below), the Company filed an amendment to its amended and restated certificate of incorporation pursuant to which (i) each 7.5489352 (the “Reverse Split Amount”) outstanding shares of each class of Capital Stock were automatically combined and converted into one share of such class (the “Reverse Split”) and (ii) after giving effect to the Reverse Split, each outstanding share of the Company’s Class A Common Stock was automatically converted (without any further action by the holders thereof) into one share of Common Stock (as defined below). In connection with the Reverse Split, the Company also paid in cash the fair value of each fractional share resulting from the Reverse Split.

WHEREAS, notwithstanding anything to the contrary in the Note Purchase Agreements, the Security Agreements, the Intercreditor Agreement or the Related-Party Pre-IPO Warrants (collectively, the “Pre-IPO Transaction Documents”), in connection with and in order to facilitate the consummation by the Company of the sale of shares of its Capital Stock made effective pursuant to the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a firm underwritten public offering registered on a registration statement on Form S-1 (or any successor thereto) (the “Initial Public Offering”), and subject to any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the related expiration or early termination of any required waiting period thereunder, the parties hereto wish to provide for the following (collectively, the “Recapitalization”): (i) the Company shall retain the Retained Proceeds (as defined below) for purposes of liquidity; (ii) Restricted Cash Amount (as defined below) and an amount of Net Proceeds (as defined below) from the Initial Public Offering equal to the Recapitalization Proceeds (as defined below) shall be used by the Company to repay accrued and unpaid (by way of PIK or otherwise) interest on and the aggregate principal amount of the Repayment Notes (as defined below); (iii) accrued and unpaid (by way of PIK or otherwise) interest on and the aggregate principal amount of all Premium Notes (as defined below) shall be exchanged for either shares of Common Stock at a price per share equal to the Premium Conversion Price (as defined below); (iv) the Exchange Notes (as defined below) shall be exchanged for the Virgin Group Post-IPO Note (as defined below); (v) accrued and unpaid (by way of PIK or otherwise) interest on and the aggregate principal amount of all Special Conversion Notes (as defined below) shall be exchanged for shares of Common Stock at a price per share equal to the Offering Price (as defined below); (vi) accrued and unpaid (by way of PIK or otherwise) interest on and the aggregate principal amount of the Remaining Notes (as defined below) shall be exchanged for shares of Common Stock at a price per share equal to the Offering Price or certain Post-IPO Penny Warrants (as defined below) as provided for herein; (vii) each Exchange Warrant (as defined below) shall be exchanged for either shares of Common Stock at a price per share equal to the Offering Price or Post-IPO Penny Warrants as provided for herein;

(viii) each Cancellation Warrant (as defined below) shall be cancelled in full; (ix) all outstanding shares of Preferred Stock (as defined below) shall be exchanged for either shares of Common Stock at a price per share equal to the Offering Price or Post-IPO Penny Warrants as provided for herein; and (x) all outstanding shares of Non-Class-A Common Stock held by parties to this Agreement shall be automatically converted into shares of Common Stock in accordance with the rights and privileges of such shares.

WHEREAS, immediately following the transactions contemplated by Sections 3.2, 3.3, 3.4, 3.5, 4 and 5 below and on the date of the Pricing (as defined below), each of the Cyrus Parties, other than CMF, will effect a transaction by which the securities of the Company will be held by Cyrus Holdings, with the effect that no securities held by Cyrus Holdings will constitute Alien-Owned Shares (the “Cyrus Recapitalization”).

WHEREAS, in connection with and in order to facilitate the Initial Public Offering, and in order to give effect to the Recapitalization, the Company and each Equityholder hereby enter into this Agreement on the date hereof, which shall be the date on which the Board of Directors of the Company or any pricing committee thereof sets the price per share of Common Stock for the Initial Public Offering (the “Pricing”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, hereby as follows:

1. Definitions. As used in this Agreement, each capitalized term has the meaning ascribed to it in this Section 1:

“Additional NPA” shall have the meaning ascribed to such term in the recitals hereto.

“Agreement” shall have the meaning ascribed to such term in the preamble hereto, as amended from time to time.

“Alien-Owned” shall mean owned of record or owned beneficially, or otherwise controlled, by any Person or Persons who is/are not United States Citizens.

“Amended and Restated Virgin License” shall have the meaning ascribed to such term in Section 9.2.

“ANPA Notes” shall have the meaning ascribed to such term in the recitals hereto.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or London, England are authorized or required by law to remain closed.

“Business” shall mean the business of the Company as currently conducted.

“CAP III” shall have the meaning ascribed to such term in the preamble hereto.

“CAP IIIA” shall have the meaning ascribed to such term in the preamble hereto.

“CAP IV” shall have the meaning ascribed to such term in the preamble hereto.

“Cancellation Warrants” shall have the meaning ascribed to such term in Section 4.2.

“Capital Stock” shall mean the any capital stock of the Company.

“CCP” shall have the meaning ascribed to such term in the preamble hereto.

“CMF” shall have the meaning ascribed to such term in the preamble hereto.

“COM” shall have the meaning ascribed to such term in the preamble hereto.

“Common Stock” shall mean the Non-Voting Common Stock and Voting Common Stock of the Company, or any successor shares into which such Common Stock is exchanged or reclassified.

“Company” shall have the meaning ascribed to such term in the preamble hereto.

“Crescent” shall have the meaning ascribed to such term in the preamble hereto.

“CRS” shall have the meaning ascribed to such term in the preamble hereto.

“CSOM” shall have the meaning ascribed to such term in the preamble hereto.

“CYR” shall have the meaning ascribed to such term in the preamble hereto.

“Cyrus Holdings” shall have the meaning ascribed to such term in the preamble hereto;

“Cyrus Parties” shall have the meaning ascribed to such term in the preamble hereto.

“Cyrus Party Pre-IPO Warrants” shall have the meaning ascribed to such term in the recitals hereto.

“Cyrus Recapitalization” shall have the meaning ascribed to such term in the recitals hereto.

“DOT” shall mean the U.S. Department of Transportation.

“Employee LLC Proceeds” shall mean cash proceeds from the Initial Public Offering received by VX Employee Holdings, LLC, net of all underwriter commissions, which proceeds will be remitted to the Company for distribution to certain of the Company’s employees.

“Equityholders” shall mean each of the Cyrus Parties, Cyrus Holdings, each party in the Virgin Group and MBO.

“Estimated Transaction Expenses Amount” shall mean $4,214,095.

“Exchange Notes” shall have the meaning ascribed to such term in Section 3.3(a).

“Exchange Warrants” shall mean all Class A Warrants, Class C-2 Warrants, Class C-4 Warrants, Class C-11 Warrants, Class C-12 Warrants, Class C-14 Warrants and Class C-15 Warrants of the Company outstanding as of the Pricing, as reflected on Schedule F.

“Federal Aviation Laws” shall mean the federal aviation laws codified in title 49 of the United States Code.

“Fifth NPA” shall have the meaning ascribed to such term in the recitals hereto.

“Fifth NPA Notes” shall have the meaning ascribed to such term in the recitals hereto.

“Fourth NPA” shall have the meaning ascribed to such term in the recitals hereto.

“Fourth NPA Notes” shall have the meaning ascribed to such term in the recitals hereto.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Holdback Letter of Credit” shall mean any standby letter of credit issued by Barclays Bank plc or one of its affiliates at the request of Virgin Group, and upon the terms and conditions agreed upon between the Company, Virgin Group and any LC Beneficiary, to be issued in favor of any LC Beneficiary for the purpose of satisfying the Company’s cash holdback requirements for the Company’s air traffic liability set forth in agreements between the Company and such LC Beneficiary.

“HSR Act” shall have the meaning ascribed to such term in the recitals hereto.

“Initial Public Offering” shall have the meaning ascribed to such term in the recitals hereto.

“Intercreditor Agreement” shall have the meaning ascribed to such term in the recitals hereto.

“Investor LLC” shall have the meaning ascribed to such term in the preamble hereto;

“LC Beneficiary” shall mean each of U.S. Bank, National Association and America Express Travel Related Services Company, Inc.

“LC Transaction” shall mean the establishment of one or more Holdback Letters of Credit for the purpose of enabling the LC Beneficiaries to release an amount of cash equal to the Restricted Cash Amount from the holdback restrictions under the Company’s agreements with such LC Beneficiaries.

“Lessor Obligations” shall mean an amount equal to $        , which represents certain obligations owed by the Company to certain of its aircraft lessors in connection with previously negotiated reductions in aircraft rent expense.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, security agreement, encumbrance, charge, option or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Material Adverse Effect” shall mean any event, change or development, or combination of events, changes or developments, individually or in the aggregate, that has or would reasonably be expected to have a material adverse effect on the Business, results of operations, assets, liabilities, operations, property, prospects or financial condition of the Company.

“MBO” shall have the meaning ascribed to such term in the preamble hereto.

“MBO Pre-IPO Warrants” shall have the meaning ascribed to such term in the recitals hereto.

“Net Proceeds” shall mean cash proceeds received by the Company from the shares sold by the Company in the Initial Public Offering (but not including any proceeds from the sale of the Withholding Shares), net of all underwriter commissions, the Estimated Transaction Expense Amount and the Secondary Sale Expenses. For the avoidance of any doubt, Net Proceeds shall not include any Employee LLC Proceeds.

“Non-Class-A Common Stock” shall mean (a) the Company’s Class A-1 Common Stock, par value $0.01 per share; (b) the Company’s Class B Common Stock, par value $0.01 per share; (c) the Company’s Class C Common Stock, par value $0.01 per share; and (d) the Company’s Class G Common Stock, par value $0.01 per share, in each case, outstanding prior to the Pricing.

“Non-Voting Common Stock” shall mean the non-voting common stock of the Company, par value $0.01 per share, or any successor shares into which such Common Stock is exchanged or reclassified.

“Note Purchase Agreements” shall have the meaning ascribed to such term in the recitals hereto.

“Notes” shall have the meaning ascribed to such term in the recitals hereto.

“Offering Price” shall mean a price per share equal to the public offering price per share in the Initial Public Offering.

“ONPA Notes” shall have the meaning ascribed to such term in the recitals hereto.

“Original NPA” shall have the meaning ascribed to such term in the recitals hereto.

“Overallotment Shares” shall mean have the meaning ascribed to such term in Section 8.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-IPO Penny Warrants” shall mean warrants to purchase shares of Common Stock at an exercise price of $0.01 per share with a term equal to thirty (30) years from the date of the Pricing.

“Pricing” shall have the meaning ascribed to such term in the recitals hereto.

“Preferred Stock” shall mean the Company’s Convertible Preferred Stock, par value $0.01 per share, outstanding prior to the Pricing.

“Preferred Stock Value” shall mean the product of (i) the total number of outstanding shares of Preferred Stock and (ii) the Offering Price.

“Premium Conversion Price” shall mean a price per share equal to the Offering Price divided by 1.17.

“Premium Notes” shall have the meaning ascribed to such term in Section 3.2(a).

“Recapitalization” shall have the meaning ascribed to such term in the recitals hereto.

“Recapitalization Proceeds” shall mean have the meaning ascribed to such term in Section 3.1(a).

“Reimbursement Agreement” shall mean have the meaning ascribed to such term in Section 9.2.

“Related-Party Pre-IPO Warrants” shall mean the Virgin Group Pre-IPO Warrants, the Cyrus Party Pre-IPO Warrants and the MBO Pre-IPO Warrants.

“Remaining Notes” shall have the meaning ascribed to such term in Section 3.5(a).

“Repayment Notes” shall have the meaning ascribed to such term in Section 3.1(a).

“Requisite Equityholders” shall mean each of VXH and Cyrus Holdings.

“Restricted Cash Amount” shall have the meaning ascribed to such term in Section 3.1(a).

“Retained Proceeds” shall have the meaning ascribed to such term in Section 2.

“Reverse Split” shall have the meaning ascribed to such term in the recitals hereto.

“Reverse Split Amount” shall have the meaning ascribed to such term in the recitals hereto.

“Securities Act” shall have the meaning ascribed to such term in the recitals hereto.

“Secondary Sale Expenses” shall mean all underwriter commissions to be borne by Company in connection with the sale by Cyrus Holdings and the Virgin Group of certain shares of Common Stock to PAR Investment Partners, L.P. after the Recapitalization, pursuant to the Securities Purchase Agreement dated on or about the date hereof, and any amounts to be paid thereunder by the Company to Cyrus Holdings and the Virgin Group.

“Security Agreements” shall have the meaning ascribed to such term in the recitals hereto.

“Special Conversion Amount” shall mean $50,000,000 divided by 0.96.

“Special Conversion Notes” shall mean (a) Fourth NPA Notes held by the Cyrus Parties in an aggregate amount equal to one half of the Special Conversion Amount, on a pro rata basis determined by the principal amount of the Fourth NPA Notes held by each such entity; and (b) Fifth NPA Notes held by the Virgin Group in an aggregate amount equal to one half of the Special Conversion Amount, on a pro rata basis determined by the principal amount of the Fifth NPA Notes held by each such entity.

“Third-Party Pre-IPO Warrants” shall have the meaning ascribed to such term in the recitals hereto.

“Third NPA” shall have the meaning ascribed to such term in the recitals hereto.

“TNPA Notes” shall have the meaning ascribed to such term in the recitals hereto.

“UCC” means the Uniform Commercial Code as adopted in the States of New York and Florida, as from time to time amended.

“United States Citizen” shall mean a “citizen of the United States,” as defined in 49 U.S.C. Section 40102(a)(15), as in effect on the date in question, or any successor statute or regulation, as interpreted by the DOT in applicable precedent.

“VAHG” shall have the meaning ascribed to such term in the preamble hereto.

“VAI” shall have the meaning ascribed to such term in the recitals hereto.

“VAI Distributions” shall have the meaning ascribed to such term in the recitals hereto.

“VAI Manager” shall have the meaning ascribed to such term in the recitals hereto.

“VAI Securities” shall have the meaning ascribed to such term in the recitals hereto.

“VHL” shall have the meaning ascribed to such term in the preamble hereto.

“Virgin Group” shall have the meaning ascribed to such term in the preamble hereto.

“Virgin Group Post-IPO Note” shall mean the new note to be issued by the Company pursuant to the Virgin Group Post-IPO NPA, in the form attached as Exhibit A to the Virgin Group Post-IPO NPA.

“Virgin Group Post-IPO NPA” shall mean the Note Purchase Agreement to be entered into between the Company and VML in the form attached hereto as Exhibit A.

“Virgin Group Pre-IPO Warrants” shall have the meaning ascribed to such term in the recitals hereto.

“VML” shall have the meaning ascribed to such term in the preamble hereto.

“Voting Common Stock” shall mean the voting common stock of the Company, par value $0.01 per share, or any successor shares into which such Common Stock is exchanged or reclassified.

“VXH” shall have the meaning ascribed to such term in the preamble hereto.

“Warrant Value” shall mean, (a) with respect to any Exchange Warrant other than Class C-11 Warrants and Class C-12 Warrants, the product of (i) the difference of the Offering

Price minus the exercise price per Exchange Warrant Share of such Exchange Warrant (after giving effect to any adjustments arising from the Reverse Split), as adjusted for any stock splits or recapitalizations pursuant to the terms thereof, multiplied by (ii) the number of Exchange Warrant Shares issuable upon exercise of such Exchange Warrant (after giving effect to any adjustments arising from the Reverse Split) and (b) with respect to any Class C-11 Warrants or Class C-12 Warrants, the product of (i) the difference of the Offering Price minus the product obtained by multiplying $2.50 by the Reverse Split Amount, as adjusted for any stock splits or recapitalizations pursuant to the terms thereof, multiplied by (ii) the number of Exchange Warrant Shares issuable upon exercise of such Class C-11 Warrants or Class C-12 Warrants (after giving effect to any adjustments arising from the Reverse Split).

“Withholding Shares” shall mean 96,847 of the shares of Common Stock sold by the Company in the Initial Public Offering.

2. Retained Proceeds. Notwithstanding any terms of this Agreement to the contrary, of the Net Proceeds, the Company shall retain (i) the amount required, as determined by the Board of Directors of the Company immediately prior to the consummation of the Recapitalization, such that the Company’s cash and cash equivalents immediately following the Initial Public Offering equal approximately twenty-seven percent (27%) of the Company’s total revenue for the preceding twelve months and (ii) an amount equal to the Lessor Obligations, which shall be in addition to the amounts described in clause (i) (together, the “Retained Proceeds”).

3. Treatment of Notes.

3.1 Cash Repayment of Repayment Notes.

(a) The Company shall use the sum of (x) $100,000,000 (the “Restricted Cash Amount”) and (y) the balance of the Net Proceeds after deducting the Retained Proceeds (the “Recapitalization Proceeds”) to pay the holders of the following Notes (the “Repayment Notes”), as follows:

(i) At or prior to the closing of the Initial Public Offering, the Restricted Cash Amount shall be used to repay the accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts on certain of the ONPA Notes, ANPA Notes and/or TNPA Notes held by the Virgin Group and identified by the Virgin Group to the Company in writing no later than two business days prior to the Pricing;

(ii) Immediately upon the closing of the Initial Public Offering, fifty percent (50%) of the Recapitalization Proceeds shall be used to repay the accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts on the Fourth NPA Notes, other than the Special Conversion Notes, held by the Cyrus Parties on a pro rata basis determined by the principal amount of such Notes held by each such entity;

(iii) Immediately upon the closing of the Initial Public Offering, fifty percent (50%) of the Recapitalization Proceeds, or such lesser amount as may be required to repay the accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts on the Fifth NPA Notes held by the Virgin Group, other than the Special

Conversion Notes, shall be used to repay the accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts on the Fifth NPA Notes, other than the Special Conversion Notes, held by the Virgin Group on a pro rata basis determined by the principal amount of such Notes held by each such entity;

(iv) Immediately upon the closing of the Initial Public Offering, any remaining Recapitalization Proceeds after giving effect to Sections 3.1(a)(ii)-(iii) above, shall be used to repay accrued and unpaid (by way of PIK or otherwise) interest and principal amounts on certain of the ONPA Notes, ANPA Notes and/or TNPA Notes held by the Virgin Group and identified by the Virgin Group to the Company in writing no later than two business days prior to the Pricing.

(b) Each holder of a Repayment Note expressly consents to the repayment of the Repayment Notes as set forth in this Section 3.1.

3.2 Exchange of Premium Notes for Common Stock.

(a) Substantially contemporaneously with the Pricing, any accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of any Fourth NPA Notes and Fifth NPA Notes other than the Repayment Notes and the Special Conversion Notes (the “Premium Notes”) shall be automatically exchanged and, effective upon such exchange, cancelled, and each holder of a Premium Note forgives and extinguishes all indebtedness represented by such Premium Note, including any accrued and unpaid (by way of PIK or otherwise) interest thereon, and waives receipt of all amounts due and owing on the Premium Note, in exchange for a number of shares of Voting Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) all accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of the Premium Notes held by a particular holder of Premium Notes divided by (ii) Premium Conversion Price.

(b) Each holder of a Premium Note exchanged pursuant to this Section 3.2 agrees to the cancellation and termination of all rights relating to the Premium Note upon the exchange of the Premium Note, whether or not the Premium Note has been surrendered. Notwithstanding the foregoing, each holder of a Premium Note agrees to surrender, at or before the Pricing, such Premium Note to the Company for exchange and cancellation in connection herewith or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

3.3 Exchange of Exchange Notes for the Virgin Group Post-IPO Note.

(a) Substantially contemporaneously with the Pricing an outstanding principal amount of up to $50,000,000 of the TNPA Notes held by the VML and not paid pursuant to Section 3.1 (the “Exchange Notes”), shall be exchanged for the Virgin Group Post-IPO Note of identical principal amount.

(b) Each holder of an Exchange Note exchanged pursuant to this Section 3.3 agrees to the cancellation and termination of all rights relating to the Exchange Note upon the exchange of the Exchange Note, whether or not the Exchange Note has been surrendered. Notwithstanding the foregoing, each holder of an Exchange Note agrees to surrender, at or before the Pricing, such Exchange Note to the Company for exchange and cancellation in connection herewith or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

3.4 Exchange of Special Conversion Notes for Shares of Common Stock.

(a) Substantially contemporaneously with the Pricing, the accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of the Special Conversion Notes shall be automatically exchanged and, effective upon such exchange, cancelled, and each holder of a Special Conversion Note forgives and extinguishes all indebtedness represented by such Special Conversion Note, including any accrued and unpaid (by way of PIK or otherwise) interest thereon, and waives receipt of all amounts due and owing on the Special Conversion Note, in exchange for a number of shares of Voting Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of the Special Conversion Notes held by a particular holder of Special Conversion Notes divided by (ii) the Offering Price.

(b) Each holder of a Special Conversion Note exchanged pursuant to this Section 3.4 agrees to the cancellation and termination of all rights relating to the Special Conversion Note upon the exchange of the Special Conversion Note, whether or not the Special Conversion Note has been surrendered. Notwithstanding the foregoing, each holder of a Special Conversion Note agrees to surrender, at or before the Pricing, such Special Conversion Note to the Company for exchange and cancellation in connection herewith or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

3.5 Exchange of Remaining Notes for Shares of Common Stock or Post-IPO Penny Warrants.

(a) Substantially contemporaneously with the Pricing, any accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of all Notes other than the Repayment Notes, the Premium Notes, the Exchange Notes and the Special Conversion Notes (collectively, the “Remaining Notes”) shall be automatically exchanged and, effective upon such exchange, cancelled, and each holder of a Remaining Note forgives and extinguishes all indebtedness represented by such Remaining Note, including any accrued and unpaid (by way of PIK or otherwise) interest thereon, and waives receipt of all amounts due and owing on the Remaining Note, in exchange for either (X) a number of shares of Voting Common Stock or Non-Voting Common Stock (each rounded down to the nearest whole share) equal to the quotient of (i) any accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of the Remaining Notes held by a particular holder of Remaining Notes divided by (ii) the Offering Price or (Y) Post-IPO Penny Warrants exercisable for that number of shares of Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) any accrued and unpaid (by way of PIK or otherwise) interest and then outstanding principal amounts of the Remaining Notes held by a particular holder of Remaining Notes divided by (ii) the difference of the Offering Price minus $0.01, or a combination thereof, in each case as further detailed in Section 7.

(b) Each holder of a Remaining Note exchanged pursuant to this Section 3.5 agrees to the cancellation and termination of all rights relating to the Remaining Note upon the exchange of the Remaining Note, whether or not the Remaining Note has been surrendered. Notwithstanding the foregoing, each holder of a Remaining Note agrees to surrender, at or before the Pricing, such Remaining Note to the Company for exchange and cancellation in connection herewith or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

4. Treatment of Warrants.

4.1 Exchange of Exchange Warrants for Shares of Common Stock or Post-IPO Penny Warrants. Substantially contemporaneously with the Pricing, each Exchange Warrant shall be automatically cancelled and exchanged for either (X) a number of shares of Voting Common Stock or Non-Voting Common Stock (each rounded down to the nearest whole share) equal to the quotient of (i) the Warrant Value of such Exchange Warrant divided by (ii) the Offering Price or (Y) Post-IPO Penny Warrants exercisable for that number of shares of Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the Warrant Value divided by (ii) the difference of the Offering Price minus $0.01, or a combination thereof, in each case as further detailed in Section 7. Each Equityholder that holds an Exchange Warrant as of the Pricing agrees to surrender, at or before the Pricing, such Exchange Warrant to the Company for exchange and cancellation in connection herewith or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

4.2 Cancellation of Cancellation Warrants. Substantially contemporaneously with the Pricing, each Related-Party Pre-IPO Warrant other than the Exchange Warrants (collectively, the “Cancellation Warrants”) shall be automatically cancelled in full. Each Equityholder that holds a Cancellation Warrant as of the Pricing agrees to surrender, at or before the Pricing, such Cancellation Warrant to the Company for cancellation in connection herewith or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

5. Treatment of Capital Stock.

5.1 Exchange of Preferred Stock for Shares of Common Stock or Post-IPO Penny Warrants. Substantially contemporaneously with the Pricing, the total number of outstanding shares of Preferred Stock held by each Equityholder shall be automatically cancelled and exchanged for either (X) an equivalent number of shares of Voting Common Stock or Non-Voting Common Stock or (Y) Post-IPO Penny Warrants exercisable for that number of shares of Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the Preferred Stock Value divided by (ii) the difference of the Offering Price minus $0.01, or a combination thereof, in each case as further detailed in Section 7. Each Equityholder that holds shares of Preferred Stock as of the Pricing agrees to surrender, at or before the Pricing, the original stock certificates representing such shares or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

5.2 Automatic Conversion of Non-Class-A Common Stock. Substantially contemporaneously with the Pricing, all outstanding shares of Non-Class-A Common Stock held by any Equityholder shall be automatically converted (without any further action by the holders thereof) into shares of Common Stock in accordance with the rights and privileges of such shares. Each Equityholder that holds shares of Non-Class-A Common Stock as of the Pricing agrees to surrender, at or before the Pricing, the original stock certificates representing such shares or to execute and deliver to the Company an affidavit of loss and indemnity reasonably satisfactory to the Company.

6. Allocation. For the avoidance of doubt, no later than two days prior to the Pricing, the Company will deliver to the Equityholders in electronic format a model for the calculation of all securities issuable and payments to be made pursuant to the terms of this Agreement in relation to the Notes, the Related-Party Pre-IPO Warrants, the Preferred Stock and the Non-Class-A Common Stock, after giving effect to the provisions of Section 7, and the parties hereto shall take all reasonable steps necessary to ensure that such model reflects the provisions of this Agreement. Notwithstanding the foregoing and provided that the Company remains at all times a United States Citizen under the Federal Aviation Laws, upon written instruction delivered to the Company prior to the Pricing:

(a) the Virgin Group shall have the right to specify among the Virgin Group entities the allocation of (i) the amount of the Restricted Cash Amount and the Recapitalization Proceeds payable to the Virgin Group pursuant to Section 3.1; (ii) the shares of Voting Common Stock or Non-Voting Common Stock or Post-IPO Penny Warrants issuable to the Virgin Group pursuant to Section 3.2, Section 3.4, Section 3.5, Section 4.1 and Section 5.1, subject to the terms of Section 7; and (iii) the amount of the Exchange Notes to be exchanged and the Virgin Group Post-IPO Note to be issued to the Virgin Group pursuant to Section 3.3; and

(b) the Cyrus Parties shall have the right to specify among the such entities the allocation of (i) the amount of the Restricted Cash Amount and the Recapitalization Proceeds payable to the Cyrus Parties pursuant to Section 3.1; and (ii) the shares of Voting Common Stock, Non-Voting Common Stock or Post-IPO Penny Warrants issuable to the Cyrus Parties pursuant to Section 3.2, Section 3.4, Section 3.5, Section 4.1 and Section 5.1, subject to the terms of Section 7.

7. Compliance with Federal Aviation Laws.

(a) So that the Company can ensure that it remains at all times a United States Citizen under the Federal Aviation Laws, wherever Section 3.2, Section 3.4, Section 3.5, Section 4.1 and Section 5.1 of this Agreement provide for the issuance of either Voting Common Stock, Non-Voting Common Stock or Post-IPO Penny Warrants, or a combination thereof, the securities so provided for shall be issued in the following manner:

(i) To the extent such securities when issued would not constitute Alien-Owned shares, such securities shall be issued as shares of Voting Common Stock;

(ii) To the extent that (i) shares of Voting Common Stock when issued would constitute Alien-Owned shares; and (ii) the issuance of such Voting Common

Stock would not cause the aggregate amount of all outstanding Alien-Owned voting stock of the Company to represent more than nineteen percent (19%) of the total outstanding voting stock of the Company, such securities shall be issued as shares of Voting Common Stock;

(iii) To the extent that (i) shares of Voting Common Stock when issued would constitute Alien-Owned shares; (ii) the issuance of Voting Common Stock would cause the aggregate amount of all outstanding Alien-Owned voting stock of the Company to represent more than nineteen percent (19%) of the total outstanding voting stock of the Company; and (iii) the issuance of Non-Voting Common Stock would not cause the aggregate amount of all outstanding Alien-Owned stock of the Company to represent more than forty-four percent (44%) of the total outstanding stock of the Company, such securities shall be issued as shares of Non-Voting Common Stock; and

(iv) To the extent that (i) shares of Voting Common Stock when issued would constitute Alien-Owned shares; (ii) the issuance of Voting Common Stock would cause the aggregate amount of all outstanding Alien-Owned voting stock of the Company to represent more than nineteen percent (19%) of the total outstanding voting stock of the Company; and (iii) the issuance of Non-Voting Common Stock would cause the aggregate amount of all outstanding Alien-Owned stock of the Company to represent more than forty-four percent (44%) of the total outstanding stock of the Company, such securities shall be issued as Post-IPO Penny Warrants.

(b) Following the Initial Public Offering, the rights of the Voting Common Stock and Non-Voting Common Stock shall be set forth in the Company’s amended and restated certificate of incorporation and bylaws, each as in effect immediately following the closing of the Initial Public Offering and as amended from time to time. Pursuant to such governing documents, the Company shall have the power to, and shall, convert any shares of Voting Common Stock, including any shares of Voting Common Stock issued pursuant to Section 3.2, Section 3.4, Section 3.5, Section 4.1, Section 5.1 and Section 5.2, into Non-Voting Common Stock to reduce the voting interest in the Company represented by Alien-Owned shares as set forth in further detail therein.

8. Underwriters’ Overallotment in Initial Public Offering. Subject to compliance with any applicable legal requirements, each of the parties to this Agreement hereby agrees that, the underwriting agreement to be entered into in connection with the Initial Public Offering shall provide that, if the underwriters of the Initial Public Offering determine to exercise their right to purchase additional shares of Common Stock (“Overallotment Shares”) pursuant to an overallotment option between the Company and such underwriters, then fifty percent (50%) of the Overallotment Shares shall consist of Common Stock held by the Virgin Group and fifty percent (50%) of the Overallotment Shares shall consist of Common Stock held by Cyrus Holdings and CMF, and each of the Virgin Group, Cyrus Holdings and CMF, respectively, shall be entitled to retain the proceeds (net of underwriter discounts and commissions) from the sale of such shares.

9. Cooperation.

9.1 Amendments to Certificate of Incorporation. The parties hereto shall take all reasonable steps necessary to amend, modify or waive the provisions of the Company’s certificate of incorporation, to the extent necessary, to provide for the transactions contemplated by this Agreement.

9.2 Reimbursement Agreement. The Company and the Virgin Group shall take all reasonable steps necessary to effect the LC Transaction. Immediately upon the Closing of the Initial Public Offering, the Company and VHL shall execute and deliver that certain Letter of Credit Reimbursement Agreement in the form attached hereto as Exhibit B (the “Reimbursement Agreement”).

9.3 Registration Rights Agreement. That certain Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) shall have been executed and delivered by each of the Company, Cyrus Holdings, CMF and each entity in the Virgin Group prior to the consummation of the transactions contemplated by Section 3, Section 4 and Section 5.

9.4 Amended and Restated Virgin License. That certain Amended and Restated Virgin America Trade Mark License in the form attached hereto as Exhibit D (the “Amended and Restated Virgin License”) shall have been executed and delivered by each of the Company, Virgin Aviation TM Limited and Virgin Enterprises Limited prior to the consummation of the transactions contemplated by Section 3, Section 4 and Section 5.

9.5 Cyrus Recapitalization. Each of the Cyrus Parties, other than CMF, and Cyrus Holdings hereby covenants and agrees that it shall take all necessary actions to effect the Cyrus Recapitalization immediately following transactions contemplated by Sections 3.2, 3.3, 3.4, 4 and 5 and on the date of the Pricing.

9.6 No Transfer of Securities. Each Equityholder hereby covenants and agrees that it shall not transfer any Notes, Related-Party Pre-IPO Warrants, Preferred Stock, Non-Class-A Common Stock or Common Stock held by it prior to the consummation of the transactions contemplated by Section 3, Section 4 and Section 5.

9.7 Conflicts with Pre-IPO Transaction Documents. In the event of any conflict between the terms of this Agreement and any Pre-IPO Transaction Document, the terms of this Agreement shall govern and control.

9.8 Termination of Security Agreements and Intercreditor Agreement. Following the payments and exchanges set forth in Section 3, Section 4 and Section 5, the parties hereto shall terminate the Intercreditor Agreement, the Company’s Sixth Amended and Restated Stockholders Agreement and the Security Agreements and any related financing statements made under the UCC, and each holder of Notes terminates, releases and discharges, without recourse, all of the Liens on any assets of the Company created by the Notes.

9.9 HSR Matters. All filings required under the HSR Act shall have been made, and any required waiting period thereunder shall have expired or been earlier terminated,

prior to the consummation of any of the transactions contemplated by Section 3, Section 4 and Section 5. If any filings are required by the HSR Act for any transactions contemplated by Section 3, Section 4 or Section 5, the Company will cooperate reasonably with the other parties hereto to prepare and make such filings and shall pay for any reasonable out-of-pocket expenses of such parties made in connection with the preparation and filing of any filings required under the HSR Act.

9.10 DOT Matters. All requirements imposed by the DOT shall have been satisfied prior to the consummation of any of the transactions contemplated by Section 3, Section 4 and Section 5. If any filings are required by the DOT for any transactions contemplated by Section 3, Section 4 or Section 5, the Company will cooperate reasonably with the other parties hereto to prepare and make such filings and shall pay for any reasonable out-of-pocket expenses of such parties made in connection with the preparation and filing of any filings required by the DOT.

9.11 Voting and Cooperation. In order to facilitate the transactions contemplated by this Agreement, each Equityholder hereby agrees to vote all of such Equityholder’s shares of Capital Stock in favor of any amendments, modifications or waivers of the Company’s certificate of incorporation in order to effect the transactions contemplated by this Agreement. In addition, each Equityholder agrees to execute and deliver all related documentation and take such other action in support of the transactions as contemplated by this Agreement as shall be reasonably requested by the Company. Each Equityholder that holds a Note or a Related-Party Warrant as of the date hereof hereby waives any all notice requirements in connection with the repayment, cancellation or exchange of such securities (and any other prior notice requirements provided for in such securities, including any notice requirements arising from the Reverse Split).

10. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Equityholders that, as of the date hereof, each of the following representations and warranties set forth below in this Section 10 is true and correct.

10.1 Organization; Powers. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its Business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

10.2 Authorization; Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

10.3 Consents and Approvals; No Conflicts. The transactions contemplated hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, where failure to obtain such consent or approval would not reasonably be expected to have a Material Adverse Effect or other than as may be required under the HSR Act, (ii) will not violate the certificate of incorporation or bylaws of the Company or any order of any Governmental Authority and (iii) will not violate any material Governmental Requirement.

11. Representations and Warranties of the Equityholders. Each Equityholder, severally and not jointly, hereby, represents, warrants and covenants to the Company, as of the date hereof, as follows:

11.1 Authorization; Enforceability. Such Equityholder has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of organization. Such Equityholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Equityholder of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary actions of such Equityholder. This Agreement and all other documents referenced herein executed by such Equityholder have been duly and validly executed and delivered by such Equityholder and constitute the legal, valid and binding obligations of such Equityholder, enforceable against such Equityholder, in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

11.2 Compliance with Governmental Requirements and Other Instruments. The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the documents referenced herein to which such Equityholder is a party will not (i) contravene, result in any breach of, or constitute a default under, any charter or bylaws or other organizational documents of such Equityholder, or material agreement or instrument to which such Equityholder is a party, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or Governmental Authority applicable to such Equityholder, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Equityholder.

11.3 Acquisition for the Account of Each Equityholder. Such Equityholder is acquiring and will acquire all securities to be issued pursuant to this Agreement (and all securities issuable upon exercise or conversion thereof) (collectively, the “Securities”) for its own account, with no present intention of distributing or reselling such securities or any part thereof in violation of applicable securities laws. Such Equityholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities to be received pursuant to this Agreement.

11.4 Common Stock Not Registered. Such Equityholder acknowledges that the Securities to be received pursuant to this Agreement have not been, and when issued will not be, registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Equityholder unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.

11.5 Additional Acknowledgements. Such Equityholder has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and to review the Company’s operations and facilities. Such Equityholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions the transactions contemplated by this Agreement. Such Equityholder believes it has received all the information it considers necessary or appropriate to determine whether to receive the Securities as contemplated by this Agreement. Such Equityholder understands and acknowledges that such discussions, as well as any written information issued by the Company may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

11.6 Accredited Investor. Such Equityholder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

11.7 Economic Risk. Such Equityholder has substantial experience in evaluating and investing in securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company, has the capacity to protect its own interests and has the ability to bear the economic risks of such Equityholder’s investment. Such Equityholder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

11.8 Rule 144. Such Equityholder acknowledges and agrees that the Securities received pursuant to this Agreement must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Equityholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. Such Equityholder understands that no public market now exists for any of the Securities issued by the Company pursuant to this Agreement and that a public market may never exist for the Company’s Capital Stock.

11.9 Ownership of Securities. Such Equityholder is the sole beneficial and record owner of the Notes and the Related-Party Pre-IPO Warrants set forth on Schedules A through F attached hereto and has good, clear and marketable title to such securities and all shares of Capital Stock held by such Equityholder, free of any Liens.

12. Miscellaneous.

12.1 Waivers and Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Equityholders unless such modification, amendment or waiver is approved in writing by the Company and the Requisite Equityholders. Any such modification, amendment or waiver given by the Requisite Equityholders, as applicable, in accordance with this Section 12.1 shall be binding on all Equityholders.

12.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective addresses as set forth on the signature pages hereof or at such other address as a given party may designate by ten days’ advance written notice to the other parties hereto.

12.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE THIS AGREEMENT. EACH OF THE PARTIES HERE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.4 Waiver of Jury Trial, Punitive Damages, Etc. Each party hereto hereby:

(a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH, BEFORE OR AFTER MATURITY;

(b) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

(c) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

12.5 Entire Agreement. This Agreement and the documents and exhibits referenced herein sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

12.6 Assignment; Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that the Company may not delegate or assign any of its obligations hereunder, and any purported delegation or assignment shall be void, unless the Company has obtained the prior written consent of the Requisite Equityholders to such delegation or assignment, which consent the Requisite Equityholders may provide in their sole and absolute discretion. No Person, other than the parties hereto and their permitted successors and assigns, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

12.7 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable). Any signature page delivered electronically or by facsimile (including without limitation transmission by portable document format or other fixed image form) shall be binding to the same extent as an original signature page.

12.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

12.9 Specific Performance. The parties hereto recognizes that money damages may be inadequate to compensate the other parties for a breach of its obligations hereunder, and the irrevocably agrees that the other parties shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the parties to this Agreement the benefits of this Agreement and that each party shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate the parties hereto.

12.10 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

12.11 Restrictive Legends. Each certificate representing Common Stock issued in connection with this Agreement shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING PURSUANT TO AN AGREEMENT, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

12.12 Withholding. To the extent necessary, the Company shall be entitled to deduct and withhold from any amounts payable to an Equityholder pursuant to this Agreement, such amounts as the Company is required to deduct and withhold under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law with respect to this Agreement. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Equityholder in respect of whom such withholding was made. The Company shall provide evidence of such payment to such Equityholder.

12.13 Effectiveness. This Agreement shall become effective on the date hereof. Unless otherwise agreed to be the Requisite Equityholders, if the Initial Public Offering is not consummated on or prior to March 31, 2015, then this Agreement shall automatically terminate and be of no force and effect.

12.14 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word “or” shall not be exclusive (i.e., shall be deemed to include “and/or”); the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of any Governmental Authority, Persons succeeding to their respective functions and capacities.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

VIRGIN AMERICA INC.

By:
Name:
Title:

Address:
555 Airport Blvd.
Burlingame, CA 94010
Facsimile: (650) 762-7001
Attention: General Counsel

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

VIRGIN MANAGEMENT LIMITED

By:
Name:
Title:

VX HOLDINGS, L.P.

By:
Name:
Title:

VA HOLDINGS (GUERNSEY) LP

By:
Name:
Title:

VIRGIN HOLDINGS LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CYR FUND, L.P. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CRESCENT 1, L.P. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CYRUS OPPORTUNITIES MASTER FUND II, LTD. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CYRUS AVIATION INVESTOR, LLC By: Cyrus Aviation Partners II, L.P., its managing member By: Cyrus Capital Partners GP, L.L.C., its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

CYRUS AVIATION PARTNERS III, L.P. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CYRUS AVIATION PARTNERS IIIA, L.P. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CYRUS AVIATION PARTNERS IV, L.P. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

CCP INVESTMENTS I, L.P. By: Cyrus Capital Partners, GP, L.L.C., its general manager

By:
Name:
Title:

CRS FUND, LTD. By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

CM FINANCE INC By: Cyrus Capital Partners, L.P., its investment manager

By:
Name:
Title:

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

CYRUS AVIATION HOLDINGS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name by its duly authorized officer as of the date set forth above.

VAI MBO INVESTORS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT]

Schedule A

ONPA Notes

Equityholder	Aggregate Face Amount
VA Holdings (Guernsey) LP	$182,439,078.34

Schedule B

ANPA Notes

Equityholder	Aggregate Face Amount
VA Holdings (Guernsey) LP	$92,588,299.00
Cyrus Select Opportunities Master Fund, Ltd.	$1,847,898.13
CYR Fund, L.P.	$3,880,586.08
Crescent 1, L.P.	$4,434,955.52
Cyrus Opportunities Master Fund II, Ltd.	$8,315,541.60

Schedule C

TNPA Notes

Equityholder	Aggregate Face Amount
VA Holdings (Guernsey) LP	$10,867,741.14
Virgin Management Limited	$59,357,903.48
Cyrus Opportunities Master Fund II, Ltd.	$2,437,106.73
Cyrus Select Opportunities Master Fund, Ltd.	$541,579.27
CYR Fund, L.P.	$1,137,316.48
Crescent 1, L.P.	$1,299,790.26

Schedule D

Fourth NPA Notes

Equityholder	Aggregate Face Amount
Cyrus Opportunities Master Fund II, Ltd.	$19,018,838.00
CYR Fund, L.P.	$27,300,000.00
Crescent 1, L.P.	$24,600,000.00
Cyrus Select Opportunities Master Fund, Ltd.	$2,790,000.00
Cyrus Aviation Partners III, L.P.	$53,740,631.00
CCP Investments I, L.P.	$759,369.00
Cyrus Aviation Partners IIIA, L.P.	$16,791,162.00
CM Finance LLC	$5,000,000.00

Schedule E

Fifth NPA Notes

Equityholder	Aggregate Face Amount
Cyrus Aviation Partners IV, L.P.	$23,160,421.00
CM Finance LLC	$5,000,000.00
Cyrus Opportunities Master Fund II, Ltd.	$9,339,579.00
Virgin Management Limited	$37,500,000.00

Schedule F

Related-Party Pre-IPO Warrants

Equityholder	Class	Exercise Price per Share (before giving effect to the Reverse Split)	Shares (before giving effect to the Reverse Split)	Shares (after giving effect to the Reverse Split)
Cyrus Aviation Investor, LLC	A	$0.01	334,837	44,355
VX Holdings, L.P.	A	$0.01	32,553	4,312
VAI MBO Investors, LLC	A	$0.01	167,418	22,177
VX Holdings, L.P.	A	$0.01	23,252	3,080
VX Holdings, L.P.	C-2	$0.01	1,346,065	178,311
VX Holdings, L.P.	C-4	$0.01	480,738	63,682
VX Holdings, L.P.	C-5	$5.00	60,000,000	7,948,140
Cyrus Aviation Investor LLC	C-6	$5.00	2,105,000	278,847
Cyrus Aviation Investor LLC	C-7A	$10.00	6,666,667	883,126
VAI MBO Investors, LLC	C-7B	$10.00	3,333,333	441,563
Cyrus Aviation Investor LLC	C-8	$15.00	20,000,000	2,649,380
Cyrus Aviation Investor LLC	C-9	$20.00	30,000,000	3,974,070
Cyrus Aviation Partners IIIA, L.P.	C-11	$3.50	1,292,919	171,271
CM Finance LLC	C-11	$3.50	385,000	51,000
Cyrus Opportunities Master Fund II, Ltd.	C-11	$3.50	247,081	32,730
Cyrus Opportunities Master Fund II, Ltd.	C-12A	$3.50	2,191,266	290,274
Cyrus Select Opportunities Master Fund, Ltd.	C-12B	$3.50	386,694	51,224
CYR Fund, L.P.	C-12C	$3.50	3,783,780	501,233
Crescent 1, L.P.	C-12D	$3.50	3,409,560	451,661
Cyrus Aviation Partners III, L.P.	C-12E	$3.50	7,448,451	986,688
CCP Investments I, L.P.	C-12E	$3.50	105,1249	13,942
Virgin Management Limited	C-14A	$2.50	14,539,414	1,926,021
VA Holdings (Guernsey) LP	C-14B	$2.50	140,916,026	18,667,006
VX Holdings, L.P.	C-14C	$0.01	7,446,931	986,487
Cyrus Opportunities Master Fund II, Ltd.	C-15A	$2.50	4,736,414	627,428
Cyrus Aviation Partners IV, L.P.	C-15B	$2.50	2,377,804	314,985
CM Finance LLC	C-15C	$2.50	513,333	68,000
Cyrus Select Opportunities Master Fund, Ltd.	C-15D	$2.50	839,456	111,201
CYR Fund, L.P.	C-15E	$2.50	1,762,857	233,523
Crescent 1, L.P.	C-15F	$2.50	2,014,694	266,884

Exhibit A

Form of Virgin Group Post-IPO Note NPA

Exhibit B

Form of Reimbursement Agreement

Exhibit C

Form of Registration Rights Agreement

Exhibit D

Form of Amended and Restated Virgin License